Exhibit 5.1

Ramat Gan, July 28, 2016

Cellect Biotechnology Ltd.

23 Hata’as Street

Kfar Saba, Israel 44425

Ladies and Gentlemen:

We have acted as Israeli counsel to Cellect Biotechnology Ltd., (the “Company”), an Israeli company, in connection with the registration by the Company of (i) an aggregate of 1,315,789 American Depositary Shares (the “Initial ADSs”), each representing twenty (20) ordinary shares, no par value per share of the Company, and warrants (the “Initial Warrants”) to purchase an aggregate of 986,842 ADSs (the "Initial Warrant Shares"), (ii) at the option of the Underwriters, the issue and sale to the Underwriters of an additional 197,368 ADSs (together with the Initial ADSs, the "ADSs") and Warrants (the "Additional Warrants") to purchase an additional 148,026 ADSs (the "Additional Warrant Shares") to cover over-allotments, if any, and (iii) warrants (together with the Initial Warrants and the Additional Warrants, the "Warrants") to purchase up to 78,947 ADSs (together with the Initial Warrant Shares and the Additional Warrant Shares, the "Warrant Shares") issued to the Underwriters, assuming full exercise of the over-allotment option (collectively, the “Securities”).  The Securities are being registered by the Company in connection with an underwritten public offering of the Company (the "Offering"). This opinion letter is rendered pursuant to Item 8(a) of Form F-1 promulgated by the United States Securities and Exchange Commission (the “SEC”) and Items 601(b)(5) and (b)(23) of the SEC’s Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”).

In connection with this opinion, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of registration statement on Form F-1 (Registration Statement No. 333-212432) (the “Registration Statement”) filed by the Company with the SEC and as to which this opinion is filed as an exhibit, the Company’s Articles of Association, resolutions of the Board of Directors and Audit Committee which have heretofore been approved and relate to the Offering and such statutes, regulations, corporate records, documents, certificates and such other instruments that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) upon payment to the Company of the consideration in such amount and form as shall be determined by the Board, the ordinary shares underlying the ADSs, when issued and sold in the Offering as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable and (ii) the ordinary shares underlying the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrants, will be duly and validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,
/s/ Doron, Tikotzky, Kantor, Gutman, Cederboum & Co.
Doron, Tikotzky, Kantor, Gutman, Cederboum & Co.

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